Exhibit 23.4
Consent of Independent Auditors
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 1, 2010 with respect to the consolidated financial statements of ODL Group Limited in this Amendment No. 4 to the Registration Statement (Form S-1 No. 333-169234) and related Prospectus of FXCM Inc.
/s/ Ernst & Young LLP
London, England
November 23, 2010